UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2009

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

200 E. Del Mar Boulevard, #320 Pasadena. California (Address of Principal Executive Offices)	91105 (Zip Code)

(626) 356-3105
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

In connection with the sale by Arbios Systems, Inc. (the “Company”) of all of its assets related to the bioartificial liver device known as “HepatAssist” to HepaLife Technologies, Inc., a Florida corporation (“HepaLife”), on October 3, 2008, the Company received, among other consideration, a five-year Series D warrant to purchase up to 750,000 shares of HepaLife’s common stock at an exercise price of $0.35 per share (the “Warrant”).  In consideration for the HepatAssist assets, HepaLife also agreed to pay the Company $200,000 in cash (the “Deferred Purchase Price”) upon the earlier of (i) the date on which HepaLife has received in the aggregate more than $4,000,000 in debt or equity financings, or (ii) April 3, 2010.  To date, HepaLife has not raised $4,000,000.

Pursuant to a Bankruptcy Court Order, on April 22, 2009, the Company sold the Warrant back to HepaLife in consideration for the early payment of the $200,000 Deferred Purchase Price, which funds were received by the Company on April 22, 2009.  The closing price of HepaLife’s common stock on the OTC Bulletin Board on April 22, 2009 was $0.19 per share.

ITEM 8.01  OTHER EVENTS

On March 9, 2009, the Company entered into binding Term Sheet (the “Term Sheet”) with Arbios Acquisitions Partners, LLC (“AAP”) pursuant to which the Company agreed, subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), to (i) cancel all of the Company’s currently existing equity (including, but not limited to, any and all outstanding common and preferred shares of stock, warrants, and options), and (ii) issue new shares of its common stock to AAP representing 90% of the newly issued shares of the Company in exchange for a $1,000,000 cash payment.  The existing shareholders of the Company would receive the remaining 10% of the newly issued shares of the Company.

On April 21, 2009 the Bankruptcy Court issued a number of orders, dated April 20, 2009, one of which approved certain terms in the Term Sheet and one of which conditionally approved the plan of reorganization as a disclosure statement, and allowing the Company to solicit votes on the plan.  Accordingly, the Company mailed the plan of reorganization/disclosure statement (including the ballots to accept or reject the Term Sheet and the related plan of reorganization) to all of the holders of claims against the Company and to all of the Company’s stockholders.

To date, as required by the Term Sheet, AAP has made an initial payment of $100,000 to the Company.  As a result of the Bankruptcy Court’s April 21, 2009 order, AAP is now required to make a second payment of $100,000 to the Company.  AAP has informed the Company that the second $100,000 cash payment will be made within the next few days.

If AAP does not make the second $100,000 payment, the Company will have the right to retain the initial $100,000 payment and to either withdraw the plan of reorganization, terminate the plan of reorganization, and/or enter into an alternative transaction with other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: April 28, 2009	By:	/s/ SHAWN P. CAIN
Walt Shawn P. Cain, Interim President and Chief Executive Officer